UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLANDERS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	3564	13-3368271
(State of Incorporation)	(Primary S.I.C. Code Number)	(I.R.S. Employer
		Identification No.)

2399 26th Avenue North
St. Petersburg, Florida 33754
(727) 822-4411

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Harry Smith, President
531 Flanders Filters Road
Washington, NC 27889
(252) 717-9014
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
Michael T. Cronin, Esq.
Johnson, Pope, Bokor, Ruppel & Burns, LLP
911 Chestnut Street
Clearwater, Florida 33756
(727) 461-1818
Facsimile: (727) 462-0365

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post−effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post−effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, par value $0.001 per share	5,118,103 shares	$5.00	$25,590,515	$1,006

(1)

Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices per share of our common stock on October 28, 2008, as reported on the NASDAQ Global Select Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2008

PROSPECTUS

FLANDERS CORPORATION

5,118,103 Shares of Common Stock

This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus or a subsequently filed prospectus supplement of up to 5,118,103 shares of our common stock. The selling stockholders are offering all of the shares to be sold in the offering, but they are not required to sell any of these shares. The selling stockholders may sell the offered shares in public or private transactions, at prevailing market prices or at privately negotiated prices in transactions that may or may not involve any exchange or trading market on which our shares are listed from time to time. In connection with these sales, the selling stockholders may use underwriters, broker-dealers, or agents, who may receive compensation or commissions for the sales. We will incur expenses in connection with the registration of the common stock, but we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

The selling stockholders or any agents or broker dealers that participate with the selling stockholders in the distribution of our common stock may be deemed to be “underwriters” under the Securities Act of 1933. See “Plan of Distribution”.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “FLDR.” On October 28, 2008 the closing sales price of our common stock was $5.07.

          The purchase of our common stock involves a high degree of risk. See “Risk Factors” beginning on Page 6 for a discussion of factors that you should carefully consider before purchasing the shares offered by this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is      , 2008.

If it is against the law in any state to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

You should rely only on the information provided or incorporated by reference in this prospectus or any supplement. Neither we nor any of the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.” These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, or cautionary statements, include, among others, those under the caption “Risk Factors” and elsewhere in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and in the documents we incorporate by reference. You should carefully consider these risks before you invest in our common stock. Statements regarding the following subjects may be impacted by a number of risks and uncertainties that could cause our actual results to vary from our forward-looking statements:

•	demand and market acceptance of our products;

•	competitive products and pricing;

•	difficulties in product development;

•	changes in technology;

•	our ability to manage growth;

•	our ability to control overhead and other costs;

•	our ability to obtain or maintain favorable financing terms;

•	retention and availability of qualified personnel;

•	our ability to efficiently consolidate administrative and manufacturing functions and processes;

•	the shortage of reliable market data regarding the air filtration business; and

•	catastrophic losses due to fire, floods or other factors beyond our control.

All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the cautionary statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time, including our reports on Forms 10-Q and 10-K which will be filed in the future, as well as our other reports and filings with the Securities and Exchange Commission, or SEC.

Our forward-looking statements are based on information available to us today, and we will not update these statements. Our actual results may differ significantly from the results discussed.

PROSPECTUS SUMMARY

          This summary only highlights the more detailed information appearing elsewhere in this prospectus or documents incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our common stock. In this prospectus, the words “Flanders Corporation,” the “Company,” “we,” “our” and “us” refer to Flanders Corporation and its subsidiaries, unless the context otherwise requires.

Flanders Corporation was originally incorporated in 1986 in the State of Nevada. In 1996, we reincorporated in the State of North Carolina. Our principal executive offices are currently located at 2399 26th Avenue North, St. Petersburg, FL 33713. Our internet website address is www.flanderscorp.com. The information contained on our website is not part of our reports with the Securities and Exchange Commission and is not incorporated by reference into this report. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and all amendments thereto, are available free of charge on our website as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the Securities and Exchange Commission.

We design, manufacture and market air filters and related products, and are focused on providing complete environmental filtration systems for end uses ranging from controlling contaminants in residences and commercial office buildings through specialized manufacturing environments for semiconductors, pharmaceuticals, chemical, biological, radiological and nuclear processing. Currently, we believe, based on available trade and industry data, that we are one of the largest domestic manufacturers of air filters that are utilized by many industries including those associated with commercial and residential heating, ventilation and air conditioning systems (commonly known as “HVAC” systems), semiconductor manufacturing, ultra-pure materials, chemical, biological, radiological and materials processing, biotechnology, pharmaceuticals, synthetics, nuclear power and nuclear materials processing. We also design and manufacture much of our own production equipment to automate our processes in order to decrease labor costs associated with our standard products. Our customers include Abbott Laboratories, The Home Depot, Inc., Lowe's Companies, Inc., Motorola, Inc., Merck & Co., Inc., Upjohn Co., Wal-Mart Stores, Inc., Westinghouse Electric Corp., Ace, True Value, Intel, etc.

The majority of our revenues come from the sale of after-market replacement filters, since air filters are typically placed in equipment designed to last much longer than the filters.

THE OFFERING

Common stock offered by the selling stockholders	5,118,103 shares

Common stock outstanding as of September 30, 2008	25,724,074 shares

Use of proceeds

All of the net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholders who offer and sell shares of the common stock. We will not receive any proceeds from the sale of the common stock offered by the selling stockholders.

NASDAQ Global Select Market trading symbol	FLDR

RISK FACTORS

An investment in our common stock involves risks. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause investors to lose all or part of their investment in us. The risks below are not the only ones we face. Additional risks not currently known to us, or that we currently deem immaterial, also may impair our business.

Failure to Manage Future Growth Could Adversely Impact Our Business Due to the Strain on Our Management, Financial and Other Resources

If our business expands in the future, the additional growth will place burdens on management to manage such growth while maintaining profitability. Our ability to compete effectively and manage future growth depends on our ability to:

•	recruit, train and manage our work force, particularly in the areas of corporate management, accounting, research and development and operations,

•	manage production and inventory levels to meet product demand,

•	manage and improve production quality,

•	expand both the range of customers and the geographic scope of our customer base, and

•	improve financial and management controls, reporting systems and procedures.

Any failure to manage growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Failure to Adequately Ramp-Up Production Capacity to Meet Demand Could Adversely Impact Our Business Due to Strain on Financial Resources.

Any delays in an untried supply chain, new production chains, and other delays common to the launch of a new product line could also adversely impact the success of the products, as well as current relationships with major accounts.

Our Business May Suffer If Our Competitive Strategy is Not Successful

Our continued success depends on our ability to compete in an industry that is highly competitive. This competition may increase as new competitors enter the market. Several of our competitors may have longer operating histories and greater financial, marketing and other resources than we do. Additionally, our competitors may introduce new products or enhancements to products that could cause a decline in sales or loss of market acceptance of our existing products. Under our current competitive strategy, we endeavor to remain competitive by:

•	increasing our market share,

•	expanding our market through the introduction of new products which require periodic replacement, and

•	improving operating efficiencies.

Although our executive management team continues to review and monitor our strategic plans, we have no assurance that we will be able to follow our current strategy or that this strategy will be successful.

Our Business May Suffer if Our Strategy to Increase the Size and Customer Base of the Air Filtration Market is Unsuccessful

We are developing new products as part of our strategy to increase the size and customer base of the air filtration market. We have no assurance that this strategy will be successful. We have no guarantee that any new products we develop will gain acceptance in the marketplace, or that these products will be successful. Additionally, we have no assurance we will be able to recoup the expenditures associated with the development of these products. To succeed in this area we must:

•	increase public awareness of the issues surrounding indoor air quality,

•	adequately address the unknown requirements of the potential customer base,

•	develop new products that are competitive in terms of price, performance and quality, and

•	avoid significant increases in current expenditure levels in development, marketing and consumer education.

We May Experience Critical Equipment Failure Which Could Have a Material Adverse Effect on Our Business

If we experience extended periods of downtime due to the malfunction or failure of our automated production equipment, our business, financial condition and operations may suffer. We design and manufacture much of the automated production equipment used in our facilities. We also use other technologically advanced equipment for which manufacturers may have limited production capability or service experience. If we are unable to quickly repair our equipment or quickly obtain new equipment or parts from outside manufacturers, we could experience extended periods of downtime in the event of malfunction or equipment failure.

Our Plan to Centralize Overhead Functions May Not Produce the Anticipated Benefits to Our Operating Results

We are currently completing the implementation of plans to centralize overhead functions and eliminate duplication of efforts between our subsidiaries in the following areas:

•	purchasing,

•	production planning,

•	shipping coordination,

•	marketing,

•	accounting,

•	personnel management,

•	risk management, and

•	benefit plan administration.

We have no assurance that cutting overhead in this fashion will have the anticipated benefits to our operating results. Additionally, we have no assurance that these reorganizations will not significantly disrupt the operations of the affected subsidiaries.

Our Success Depends on Our Ability to Retain and Attract Key Personnel

Our success and future operating results depend in part upon our ability to retain our executives and key personnel, many of whom would be difficult to replace. Our success also depends on our ability to attract highly qualified engineering, manufacturing, technical, sales and support personnel for our operations. Competition for such personnel, particularly qualified engineers, is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel. Our failure to attract or retain such persons could have a material adverse effect on our business, financial condition and results of operations.

Our Current Distribution Channels May be Unavailable if Our Manufacturers’ Representatives Decide to Work Primarily With One of Our Competitors

We provide our manufacturers’ representatives with the ability to offer a full product line of air filtration products to existing and new customers. Some of our competitors offer similar arrangements. We do not have exclusive relationships with all of our representatives. Consequently, if our representatives decide to work primarily with one of our competitors, our current distribution channels, and hence, our sales, could be significantly reduced.

Management Controls a Significant Percentage of Our Stock

As of September 30, 2008, our directors and executive officers beneficially held approximately 34.5% of our outstanding common stock. As a result, such shareholders effectively control or significantly influence all matters requiring shareholder approval. These matters include the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control that may otherwise be advantageous to the non-affiliated shareholders.

We May be Required to Issue Stock in the Future That Will Dilute the Value of Our Existing Stock

As of September 30, 2008, we have granted outstanding options to purchase a total of 2,875,000 shares of common stock to various parties with exercise prices ranging from $2.50 to $11.72 per share. The majority of these options are currently exercisable. Additionally, if the option holders exercise their options, the interests of current shareholders may be diluted.

Even though our common stock is currently traded on the NASDAQ Stock Market’s Global Select Market, it has less liquidity than many other stocks quoted on a national securities exchange.

The trading volume in our common stock on the NASDAQ Global Select Market has been relatively low when compared with larger companies listed on the NASDAQ Global Select Market or other stock exchanges. Although we have experienced increased liquidity in our stock, we cannot say with any certainty that a more active and liquid trading market for our common stock will continue to develop. Because of this, it may be more difficult for shareholders to sell a substantial number of shares for the same price at which shareholders could sell a smaller number of shares.

We cannot predict the effect, if any, that future sales of our common stock in the market, or the availability of shares of common stock for sale in the market, will have on the market price of our common stock. We can give no assurance that sales of substantial amounts of common stock in the market, or the potential for large amounts of sales in the market, would not cause the price of our common stock to decline or impair our future ability to raise capital through sales of our common stock.

The market price of our common stock has fluctuated significantly, and may fluctuate in the future. These fluctuations may be unrelated to our performance. General market or industry price declines or overall market volatility in the future could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices.

Our internal control over financial reporting may have weaknesses or inadequacies that may be material.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to perform an evaluation of our internal control over financial reporting and our auditor to attest to such evaluation on an annual basis. Management concluded that our internal control over financial reporting was effective at December 31, 2007. Ongoing compliance with these requirements is expected to be expensive and time-consuming and may negatively impact our results of operations. While our management did not identify any material weaknesses in our internal control over financial reporting at December 31, 2007 and concluded that our internal control over financial reporting was effective, we cannot make any assurances that material weaknesses in our internal control over financial reporting will not be identified in the future. If any material weaknesses are identified in the future, we may be required to make material changes in our internal control over financial reporting, which could negatively impact our results of operations. In addition, upon such occurrence, our management may not be able to conclude that our internal control over financial reporting is effective or our independent registered public accounting firm may not be able to attest that our internal control over financial reporting was effective. If we cannot conclude that our internal control over financial reporting is effective or if our independent registered public accounting firm is not able to attest that our internal control over financial reporting is effective, we may be subject to regulatory scrutiny, and a loss of public confidence in our internal control over financial reporting, which may cause the value of our common stock to decrease.

Our Shareholders May Not Realize Certain Opportunities Because of North Carolina Law

We are subject to the Control Shares Acquisition Act of the State of North Carolina. This act provides that any person who acquires “control shares” of a publicly held North Carolina corporation will not have voting rights with respect to the acquired shares in certain circumstances. The North Carolina Shareholder Protection Act requires the affirmative vote of 95% of our voting shares to approve a business combination with any entity that beneficially owns 20% of the outstanding voting shares of the corporation unless the “fair price” provisions of the Act are satisfied. These provisions could deprive shareholders of opportunities to realize takeover premiums for their shares or other advantages that large accumulations of stock would typically provide.

Our Business Can be Significantly Affected by Environmental Laws

The constantly changing body of environmental laws and regulations may significantly influence our business and products. These laws and regulations require that various environmental standards be met and impose liability for the failure to comply with such standards. While we endeavor at each of our facilities to assure compliance with environmental laws and regulations, and are currently not aware of any ongoing issues of this nature, we cannot be certain that our operations or activities, or historical operations by others at our locations, will not result in civil or criminal enforcement actions or private actions that could have a materially adverse effect on our business. We have, in the past, and may, in the future, purchase or lease properties with unresolved potential violations of federal or state environmental regulations. In these transactions, we have been successful in obtaining sufficient indemnification and mitigating the impact of the issues without recognizing significant expenses associated with litigation and cleanup. However, purchasing or leasing these properties requires us to weigh the cost of resolving these issues and the likelihood of litigation against the potential economic and business benefits of the transaction. If we fail to correctly identify, resolve and obtain indemnification against these risks, they could have a material adverse impact on our financial position.

Fire disruptions may adversely affect our business

Our raw materials and manufacturing process involve a greater than average risk of fire loss or disruption. We have recently experienced three fires. In April 2006, a manufacturing facility in Texas was destroyed by fire. In July 2007, a manufacturing facility in Bartow, Florida was destroyed by fire. In September 2008, a manufacturing facility in Auburn, Pennsylvania was burned by fire. To date we have been able to mitigate the effects of fires and floods by transferring manufacturing, warehousing and shipping to other facilities. Our management has advised us that to date we have been insured against the losses caused by such fires. Although we intend to increase security and increase fire protection equipment at our facilities, another major fire could occur and materially affect our operations. Furthermore, there is no assurance that we will be able to maintain business interruption, loss of income and physical damage insurance in sufficient amounts to fully recoup losses caused by fire or other natural disasters. It is an event of default under our credit facility with Bank of America if we are not fully insured for any loss, theft, damage or destruction to our assets, subject to agreeable insurance deductibles, that exceeds $200.

Covenants in our credit facilities could restrict our ability to borrow additional funds, make capital expenditures or share repurchases which could impair the improvement and expansion of our operations

Certain financial and other covenants in our credit facility with Bank of America restrict capital expenditures we may make, share repurchases and the types and amounts of additional indebtedness that we may incur. These restrictions could inhibit our ability to improve and expand our operations. Our credit facility with Bank of America matures in October 2011. There is no assurance that we will be able to negotiate extensions to this credit facility or find a replacement credit facility on comparable terms. We pledged substantially all of our assets as security for the Bank of America credit facility.

A significant amount of our leased physical facilities are owned by an affiliate of Mr. Amerson, which have been financed with a third party financial institution, which has a pledge of our shares owned by Mr. Amerson as security for this and other personal obligations of Mr. Amerson.

We are the lessee under a series of six (6) real estate operating leases for approximately 1,016,000 square feet of warehousing, shipping and manufacturing facilities, expiring between 2025 to 2028 with Wal-Pat II, LLC (“Wal-Pat”), an entity owned by Robert R. Amerson. Mr. Amerson is our CEO and Chairman of our Board of Directors and beneficially owns approximately 27.5% of our outstanding common shares as of September 30, 2008.

Our current aggregate monthly base lease payment obligation to Wal-Pat is approximately $233. Our total remaining aggregate obligation under the Wal-Pat operating leases is approximately $45,224. These amounts exclude any obligations for payment of real estate taxes and repairs and maintenance, which are our responsibility as the lessee.

In September 2007, we entered into a Master Lease Modification Agreement with Wal-Pat, which requires Wal-Pat to notify us at least thirty (30) days in advance of any future proposed sale of any of the premises or a proposed sale of a majority of the equity interests in Wal-Pat. In such event, we have the right to accept, renegotiate or terminate the leases. We were granted a future right of first refusal in connection with a sale of any of the leased Wal-Pat facilities. In the event of a future sale of Flanders, which includes a merger, sale of substantially all of our assets or acquisition of greater than 50% of our shares, by a party other than Mr. Amerson, then Flanders is granted the right to terminate or renegotiate the terms of the Wal-Pat leases. We also have a fair market value purchase option for the facilities we lease from Wal-Pat.

Mr. Smith, the current Chief Operating Officer, has pledged 755,183 shares of our common stock to BB&T to secure a personal loan to acquire these shares from Mr. Clark in October 2007. Mr. Smith may be required to sell or otherwise dispose of these shares from time to time in order to meet his debt service obligations to BB&T.

A default by us under the terms of any of these leases or a default by Wal-Pat, or Mr. Amerson, as guarantor on their obligations to Branch Banking &Trust Company (“BB&T”), the financial institution which holds mortgages and deeds of trust on these properties, could adversely affect our leasehold interests in these properties. Mr. Amerson has pledged 5,118,103 shares of our common shares as collateral to BB&T in order to secure the financings to Wal-Pat and other personal loans. If BB&T forecloses upon our shares pledged to BB&T as collateral by Mr. Amerson, then BB&T would be considered a selling stockholder under this Prospectus. We are filing this registration statement and registering the pledged shares of Mr. Amerson at the request of BB&T. As of the date of this Prospectus, there are no events of default under the financing documents between Wal-Pt, Mr. Amerson and BB&T.

Because of the foregoing factors, as well as other variables affecting our operating results, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

USE OF PROCEEDS

          The selling stockholder will receive all of the net proceeds from the sale of the common stock offered by this prospectus. Accordingly, we will not receive any proceeds from the sale of the common stock.

          All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock offered hereby will be borne by the selling stockholders.

DESCRIPTION OF STOCK

The following description is a summary of the rights and preferences of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. Certain provisions in our certificate of incorporation and bylaws may have the effect of delaying, deferring or preventing a takeover of our company (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) unless the takeover or change in control is approved by our Board of Directors. In addition, because Mr. Amerson and Mr. Smith own a significant amount of our common stock, they control a significant stake in our company making it more difficult or impossible for stockholders to vote to change the composition of the Board of Directors or effect a takeover or a change in control of Flanders without the approval of Mr. Amerson and Mr. Smith.

General

          Our authorized capital stock consists of 50 million shares of common stock, $0.001 par value per share, and 10 million shares of preferred stock, $0.001 par value per share. As of September 30, 2008, 25,724,074 shares of our common stock are outstanding. No shares of our preferred stock are outstanding.

Common Stock

          The holders of our common stock are entitled to one vote per share on any matter submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive, when, if any, as declared by our Board of Directors, out of assets legally available therefor, such dividends or distributions as may be declared from time to time by our Board of Directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the funds and assets that may be legally distributed to the stockholders shall be distributed among the holders of the then outstanding common stock pro rata according to the number of shares of common stock held by each holder thereof. Holders of common stock have no preemptive, conversion, subscription or other rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

          Our Board of Directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series. In addition, our Board of Directors may fix the rights, preferences and privileges of any series of preferred stock it may determine to issue. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the Board of Directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities, or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or to make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock.

Anti-Takeover Provisions

          North Carolina Law

          We are subject to the Control Shares Acquisition Act of the State of North Carolina. This act provides that any person who acquires “control shares” of a publicly held North Carolina corporation will not have voting rights with respect to the acquired shares in certain circumstances. The North Carolina Shareholder Protection Act requires the affirmative vote of 95% of our voting shares to approve a business combination with any entity that beneficially owns 20% of the outstanding voting shares of the corporation unless the “fair price” provisions of the Act are satisfied. These provisions could deprive shareholders of opportunities to realize takeover premiums for their shares or other advantages that large accumulations of stock would typically provide.

Certificate and Bylaw Provisions

          Our Board of Directors. Our bylaws provide that the authorized number of our directors may be changed only by a resolution of the Board of Directors. Except as provided by our Board of Directors in setting the terms of any series of preferred stock, any vacancy may be filled by a majority of the directors then in office, even if the remaining directors do not constitute a quorum, or by a sole remaining director. Any director elected to fill a vacancy will serve until the next annual meeting and until his or her successor is elected and qualified.

          Our directors serve for a term of one year and until their successors are elected and qualified. Holders of shares of our voting stock will have no right to cumulative voting in the election of directors.

Consequently, at each annual meeting of stockholders at which directors are elected, the holders of a majority of the shares of our voting stock will be able to elect all of the successors of the directors being elected at that meeting.

          Ability to Act by Written Consent or to Convene a Special Meeting. Our certificate of incorporation provides that stockholders may only act by written consent signed by stockholders holding the minimum number of votes to take such an action at a shareholders meeting. Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board of Directors or our President, pursuant to a resolution adopted by a majority of the Board of Directors or by stockholders holding in excess of 10% of our common stock.

          Amendment to Our Certificate of Incorporation and Bylaws. The North Carolina General Corporation Law provides generally that the affirmative vote of a majority of the stock entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Neither our certificate of incorporation nor our bylaws require a higher percentage.

          Indemnification of Directors and Officers. The North Carolina Business Corporation Act (the “NC Act”) permits a North Carolina corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The indemnification provided by the NC Act is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

          Our Bylaws provide that we will indemnify any person as an officer or director or as an officer, director, trustee or partner of another corporation, trust, partnership or employee benefit plan at the request of the Company, against any liability incurred in connection with any proceeding arising out of the service. To the extent that such person is successful on the merits or otherwise in defense of any such proceeding, we will indemnify that person against expenses actually and reasonably incurred in such defense. No indemnification is available if, at the time of the activities that are the subject of the proceeding, the person knew or believed that the activities were clearly in conflict with the best interests of Flanders. Further, Section 55-8-51 of the North Carolina Business Corporation Act provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he is adjudged liable on the basis that personal benefit was improperly received by him.

          The Company maintains an insurance policy for the benefit of directors and officers insuring them against claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers. We have also entered into separate indemnity agreements with our executive officers and directors.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling person based on the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is OTC Stock Transfer.

Listing

          Our common stock is on The Nasdaq Global Select Market™ under the symbol “FLDR.”

DETERMINATION OF OFFERING PRICE

          The selling stockholder will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

SELLING STOCKHOLDERS

          The following table and accompanying notes set forth certain information regarding the selling stockholders as of September 30, 2008 unless otherwise indicated. Under this prospectus, the selling stockholders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors in interest may offer and sell from time to time an aggregate of 5,118,103 shares of common stock. In this prospectus, we refer to the holder of our shares collectively as the selling stockholders. The shares are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time. See “Plan of Distribution.”

          The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of the sale or sales of common stock covered by this prospectus. We cannot estimate the number of shares the selling stockholders will hold after the completion of the offering by the selling stockholder because they may sell all or a portion of the shares offered by this prospectus. We have assumed for the purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering. Our registration of shares of common stock held by the selling stockholders does not necessarily mean that the selling stockholders will sell all or any of the shares. Except as otherwise indicated, each person listed in the table has informed us that such person has (1) voting and investment power with respect to such person’s shares of common stock and (2) record and beneficial ownership with respect to such person’s shares of common stock.

          Information about the current selling stockholders is set forth herein. Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. There are currently no agreements, arrangements or understandings with respect to the sale of any of the resale shares held by the selling stockholders. None of the selling stockholders are underwriters, broker dealers, or affiliates of underwriters or broker dealers.

          Mr. Amerson is deemed to be an affiliate of our Company. He is our Chief Executive Officer and Chairman of our Board of Directors. Mr. Amerson has pledged 5,118,103 shares of our common stock to BB&T. Under certain conditions pursuant to loan and other financing documents, BB&T may take ownership of our pledged shares. For more detailed discussion involving Mr. Amerson’s relationship and transactions involving us, see “Risk Factors – A Significant Amount of our Leased Physical Facilities are Owned by Mr. Amerson” in this Prospectus, and information regarding Mr. Amerson contained in Part III of our 2007 Annual Report on Form 10-K, which is incorporated herein by reference.

          If all of the shares are sold pursuant to this prospectus, then the selling stockholders will sell 5,118,103 shares of our common stock.

	Shares Beneficially Owned Prior To Offering (1)		Number of Shares Being Offered		Shares Beneficially Owned After The Offering

Name of Beneficial Owner	Number	Percentage (2)	Number	Percentage (2)	Number	Percentage (2)

Robert R. Amerson	7,612,103	27.5%	5,118,103	18.5%	2,494,000	9%

(1)

Pursuant to Rule 13d-3 of the Exchange Act, a person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including the right to acquire through the sale of all shares offered by this prospectus and the exercise of an option or warrant or through the conversion of a security.

(2)

Applicable percentage of ownership is based on approximately 25,724,074 shares of common stock outstanding as of September 30, 2008, together with all applicable options for unissued securities held by Mr. Amerson exercisable within 60 days. Shares of common stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)

Mr. Amerson’s beneficial ownership consists of the following: (i) 5,612,103 shares of common stock, of which 585,500 shares are held jointly with his wife, (ii) options to acquire 1,000,000 shares of common stock with an exercise price of $2.50, which expire on December 22, 2009, and (iii) options to acquire 1,000,000 shares of common stock with an exercise price of $7.50, which expires on March 7, 2011.

PLAN OF DISTRIBUTION

          Flanders Corporation has registered the shares offered by this prospectus on behalf of the selling stockholders, and will not receive any proceeds from the sale of the shares by the selling stockholders. Registration of the shares covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. These shares may be sold or distributed from time to time by the selling stockholders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors in interest, all of whom we collectively refer to in this prospectus as “selling stockholders.” The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices or in competitively bid transactions, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

          The selling stockholders may offer their shares at various times in one or more of the following transactions:

•	in ordinary brokers’ transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in transactions involving cross or block trades;

•	in transactions “at the market” to or through market makers in the common stock or into an existing market for the common stock;

•	in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

•	through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

•	in privately negotiated transactions;

•	in transactions to cover short sales;

•	in underwritten transactions;

•	an over the counter distribution in accordance with the rules of the NASDAQ Global Select Market;

•	sales and other ways not involving market makers or established trading markets, including privately negotiated direct sales to purchasers and privately negotiated transactions;

•	pledging the shares to broker-dealer, bank, financial institution or other party, who may sell the loan shares, or in the event of default, sell the pledged shares;

•	any other legal method; or

•	in a combination of any of the foregoing transactions.

          The selling stockholders also may sell all or a portion of their shares in open market transactions in accordance with Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

          Mr. Amerson has pledged as collateral for various loans 5,118,103 of our shares being registered for resale under this prospectus to BB&T. Under certain conditions pursuant to the applicable BB&T loan and financing documents, BB&T may take ownership of the pledged shares. If Mr. Amerson defaults in the performance of his obligations to BB&T and BB&T exercises its rights to foreclose upon our shares pledged as collateral to BB&T, which are being registered hereunder for resale, then BB&T, or its assigns, will be deemed to be the selling stockholder and may offer and sell the shares from time to time by this prospectus. Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this Prospectus.

          The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

          A selling stockholder may sell short the common stock. The selling stockholder may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales.

          A selling stockholder may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, who may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

          The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares of whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation. Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Select Market pursuant to Rule 153 under the Securities Act.

          Upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s) or underwriter(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares were or will be sold, (iv) the commissions paid or to be paid or discounts or concessions allowed to such broker-dealer(s) or underwriter(s), where applicable, (v) that, as applicable, such broker-dealer(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (iv) other facts material to the transaction.

          Flanders Corporation has advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Exchange Act. With some exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

          The selling stockholders may sell shares directly to purchasers. In this case, the selling stockholders may not engage brokers, dealers, underwriters or agents in the offer and sale of such shares.

          There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus or any accompanying prospectus supplement forms a part.

          It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

          In order to comply with the securities laws of some states, if applicable, the shares must be sold in such jurisdictions only through registered licensed brokers or dealers. In addition, some states may restrict the selling shareholders from selling their shares unless they have been registered or qualified for sale on the applicable state of an exemption from registration or qualification requirement is available and is complied with.

          To the extent required, this Prospectus may be amended or supplemented from time-to-time to describe a specific plan of distribution.

          Once sold under the shelf registration statement for which this Prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

          This offering by any selling stockholder will terminate on the date on which the selling stockholder has sold all of such selling stockholder’s shares.

LEGAL MATTERS

          The validity of the common stock will be passed upon for us by Johnson, Pope, Bokor, Ruppel & Burns LLP.

EXPERTS

          The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 21, 2007 have been audited by Pender Newkirk & Co., LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION FILED WITH THE SEC

          The SEC allows us to “incorporate by reference” information filed with the SEC. This means that we can disclose important information to you, without actually including the specific information in this prospectus, by referring you to those documents. The following documents which we have previously filed with the SEC pursuant to the Exchange Act are incorporated into this prospectus by reference; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2007 (filed March 14, 2008);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 (filed May 2, 2008 and August 1, 2008, respectively);

•	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on July 30, 2008, June 20, 2008, April 30, 2008, and March 14, 2008;

          All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the common stock offered by this prospectus is sold are incorporated by reference in this prospectus from the date of filing of the documents. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed a registration statement on Form S-3 with the SEC to register the shares as required by the federal securities laws. This prospectus, which constitutes a part of that registration statement on Form S-3, omits certain information concerning us and our common stock contained in the registration statement. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Accordingly, you should reference the registration statement and its exhibits for further information with respect to us and the shares offered under this prospectus.

          We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Our Exchange Act file number for our SEC filings is 0-27958. You may read and copy any document we file with the SEC at the following SEC public reference room:

Public Reference Room
100 F St. N.E.
Washington, D.C. 20549

          You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

          The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including Flanders Corporation, who file electronically with the SEC. The address of that site is http://www.sec.gov.

          To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Flanders Corporation, Attention: Corporate Secretary, 2399 26th Avenue North, St. Petersburg, FL 33734 (telephone (727) 822-4411).

          You should rely only on the information or representations provided in this prospectus and the registration statement. We have not authorized anyone to provide you with different information. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

          The estimated expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, will be paid entirely by the registrant and are as follows:

SEC registration fee	$2,000
Printing and engraving expenses	1,500
Accounting fees and expenses	5,000
Legal fees and expenses	15,000
Miscellaneous	1,000
Total	$24,500

Item 15. Indemnification of Directors and Officers

          Flanders Corporation is incorporated under the laws of the State of North Carolina. North Carolina law gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

          Under North Carolina law, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Further, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

          North Carolina law also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

          We have indemnification agreements with each of our executive officers and directors.

          All of our directors and officers are covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Item 16. Exhibits

Exhibit No.		Exhibit

3.1	-	Articles of Incorporation of Flanders Corporation incorporated by reference to Registration Statement on Form 8-A, filed on March 8, 1996.
3.2	-	Bylaws of Flanders Corporation incorporated to Registration Statement on Form 8-A, filed on March 8, 1996.
5.1*	-	Form of Opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP.
23.1*	-	Consent of Pender, Newkirk & Co, LLP, Independent Registered Public Accounting Firm.
23.2*	-	Form of Consent of Johnson, Pope, Bokor, Ruppel & Burns, LLP (included in Exhibit 5.1).
24.1*	-	Power of Attorney (included in signature page).

*	Filed herewith.

Item 17. Undertakings

A.	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i), A(1)(ii) and A(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

(C)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          B.        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, North Carolina, on the 29th day of October, 2008.

FLANDERS CORPORATION

By:	/s/ Robert R. Amerson

Robert R. Amerson,
Chief Executive Officer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints, Harry Smith and Cully Bohush, and each or any of them, his or her true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities set forth below on the 29th day of October, 2008.

Signature	Title

/s/Robert R. Amerson	Chief Executive Officer / (Principal

Robert R. Amerson	Executive Officer) & Director

/s/Cully Bohush	Chief Accounting Officer /

Cully Bohush	(Principal Accounting Officer)

/s/Harry L. Smith, Jr.	Director/Chief Operating Officer

Harry L. Smith, Jr.

/s/Jeffrey Korn	Director

Jeffrey Korn

/s/Kirk Dominick	Director

Kirk Dominick

/s/David M. Mock	Director

David M. Mock

LIST OF EXHIBITS

3.1	-	Articles of Incorporation of Flanders Corporation incorporated by reference to Registration Statement on Form 8-A, filed March 8, 1996.
3.2	-	Bylaws of Flanders Corporation incorporated by reference to Registration Statement on Form 8-A, filed on March 8, 1996.
5.1*	-	Form of Opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP.
23.1*	-	Consent of Pender, Newkirk & Co., LLP, Independent Registered Public Accounting Firm.
23.2*	-	Form of Consent of Johnson, Pope, Bokor, Ruppel & Burns, LLP (included in Exhibit 5.1).
24.1*	-	Power of Attorney (included in signature page).

*	Filed herewith.